Exhibit 99.1

For Immediate Release

Investor Contact: MKR Group Inc. Todd Kehrli or Jim Byers (323) 468-2300 meet@mkr-group.com

MeetMe Reports Full Year and Fourth Quarter 2014 Financial Results

Total Revenue for 2014 Increased 11%Year Over Year

Mobile Revenue for 2014 Increased 96% Year Over Year

Adjusted EBITDA for 2014 Increased 177% Year Over Year

NEW HOPE, Pa., February 27, 2014 – MeetMe, Inc. (NASDAQ: MEET), the public market leader for social discovery, today reported financial results for its full year and fourth quarter ended December 31, 2014.

Full Year 2014 Financial Highlights

●	Total revenue was $44.8 million, up 11% year over year.
●	Mobile revenue was $24.6 million, up 96% year over year.
●	Mobile revenue represented 55% of total revenue, up from 31% in 2013.
●

Adjusted EBITDA was $5.0 million or an 11% margin, up 177% year over year. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

●	Net loss was $4.0 million, compared to a net loss of $10.9 million for 2013.

Fourth Quarter 2014 Financial Highlights

●	Total revenue was $13.0 million, up 12% sequentially and equal to Q4 2013 (which included a one-time $600,000 recognition of deferred revenue).
●	Mobile revenue was $7.6 million, up 14% sequentially and 50% year over year.
●	Mobile revenue represented 58.4% of total revenue, the highest in MeetMe’s history.
●	Mobile average revenue per user (ARPU) was $2.46, up 22% from $2.01 in the fourth quarter of 2013, and exceeded web ARPU of $1.03.
●	Mobile average revenue per daily active user (ARPDAU) was $0.090, up 27% from $0.071 in the fourth quarter of 2013.
●

Adjusted EBITDA was $2.6 million or a 20% margin, up 9% from $2.4 million in the fourth quarter of 2013. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

●	Net income increased to $847,000, compared to $15,000 for the fourth quarter of 2013.
●	Cash and Cash Equivalents totaled $17.0 million at December 31, 2014.

Geoff Cook, Chief Executive Officer of MeetMe, said:

“We generated significant growth in our mobile traffic during the year that helped drive a 96% increase in annual mobile revenue over last year. In the fourth quarter, we reached an all-time high of 923,000 average mobile daily active users, up 19% over last year, and in January we reported averaging more than one million daily active users on mobile, up 30% from a year ago. Additionally, new user registrations on our mobile apps in January increased 47% year over year. We believe these positive growth metrics demonstrate the increasing momentum of our business as the preeminent mobile chat app for connecting new people. We look forward to continuing to execute against a strong product pipeline in 2015 to further grow engagement and continue to expand our audience.”

David Clark, Chief Financial Officer of MeetMe, added:

“Our success in growing mobile engagement is reflected in our solid financial results. We grew mobile revenue in 2014 to $24.6 million, which represented 55% of our total revenue for the year, the highest annual contribution in our history, and up from 31% a year ago. Mobile ARPU climbed to $2.46 in the quarter, up 22% versus a year ago, on the strength of our mobile banner and native advertising business. We also increased adjusted EBITDA by 177% on a year-on-year basis to $5 million, generated free cash flow of $3.5 million and ended the year with a strong cash balance of $17 million.”

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss full year and fourth quarter 2014 financial results today, February 27, 2015 at 10:30 a.m. Eastern time. To access the call dial 888-438-5448 (+1 719-457-2664 outside the United States) and when prompted provide the participant passcode 1362119 to the operator. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.meetmecorp.com and a replay of the webcast will be available for 90 days.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately 80 percent of traffic coming from mobile and more than one million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. MeetMe is a leader in mobile monetization with a diverse revenue model comprising advertising, native advertising, virtual currency, and subscription. MeetMe apps are available on iPhone, iPad, and Android in multiple languages, including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether our total revenue and mobile revenue will continue to grow, whether our adjusted EBITDA will continue to grow, whether our mobile revenue will continue to constitute an increasing percentage of our total revenue, whether our net loss will continue to decrease, whether our mobile ARPU and ARPDAU will continue to grow and exceed web ARPU, whether our net income will continue to increase, whether our mobile traffic will continue to grow, whether our mobile daily active users (DAU) will continue to grow, whether our new user registrations on our mobile app will continue to grow, whether our positive growth metrics demonstrate the increasing momentum of our business and growing mobile engagement, whether we are the preeminent mobile chat app for connecting new people, whether we will execute against our product pipeline as anticipated to further grow engagement and the strength of the pipeline, and whether we will continue to expand our audience. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2013, the Prospectus Supplement (Rule 424(b)(5)) filed on July 24, 2014, and the Current Report on Form 8-K filed on December 29, 2014. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, change in warrant liability, income taxes, depreciation and amortization, and non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

MEETME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2014 AND 2013

(UNAUDITED)

	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,041,050	$6,330,532
Accounts receivable, net of allowance of $586,000 and $495,000, at December 31, 2014 and 2013, respectively	9,045,269	10,136,929
Prepaid expenses and other current assets	790,031	597,133
Total current assets	26,876,350	17,064,594

Goodwill	70,646,036	70,646,036
Property and equipment, net	2,458,897	2,871,800
Intangible assets, net	2,894,330	4,787,941
Other assets	338,146	205,869
TOTAL ASSETS	$103,213,759	$95,576,240

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,985,259	$3,331,484
Accrued liabilities	3,249,404	3,262,327
Current portion of capital lease obligations	872,761	928,181
Current portion of long-term debt	2,068,326	2,333,966
Deferred revenue	218,484	275,761
Total current liabilities	9,394,234	10,131,719

Long-term capital lease obligation, less current portion, net	587,416	713,699
Long-term debt, less current portion, net	556,612	2,102,842
Other liabilities	418,530	819,930
TOTAL LIABILITIES	$10,956,792	$13,768,190

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, authorized - 5,000,000 Shares; Convertible Preferrred Stock Series A-1, $.001 par value; authorized - 1,000,000 shares; 1,000,000 shares issued and outstanding at December 31, 2014 and 2013	$1,000	$1,000
Common stock, $.001 par value; authorized - 100,000,000 Shares; 44,910,034 and 38,477,359 issued and outstanding at December 31, 2014 and 2013, respectively	44,914	38,481
Additional paid-in capital	297,001,167	282,496,996
Accumulated deficit	(204,072,239)	(200,110,075)
Accumulated other comprehensive income (loss)	(717,875)	(618,352)
TOTAL STOCKHOLDERS' EQUITY	92,256,967	81,808,050

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$103,213,759	$95,576,240

MEETME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

THREE MONTHS AND YEARS ENDED DECEMBER 31, 2014 AND 2013

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

Revenues	$13,021,878	$13,016,106	$44,817,436	$40,378,007

Operating Costs and Expenses:
Sales and marketing	1,666,406	2,393,167	7,277,719	7,799,077
Product development and content	7,589,911	7,117,098	28,324,443	26,660,709
General and administrative	1,962,026	2,115,897	8,017,970	7,875,395
Depreciation and amortization	922,852	1,106,621	4,223,506	4,387,464
Restructuring costs	-	-	120,202	2,540,896
Loss on debt restructure	-	-	-	1,174,269
Total Operating Costs and Expenses	12,141,195	12,732,783	47,963,840	50,437,810

Income (Loss) from Operations	880,683	283,323	(3,146,404)	(10,059,803)

Other Income (Expense):
Interest income	5,958	1,869	10,352	9,725
Interest expense	(183,754)	(269,902)	(1,052,620)	(848,247)
Change in warrant liability	144,037	-	226,508	-
Total Other Income (Expense)	(33,759)	(268,033)	(815,760)	(838,522)

Income (loss) before Income Taxes	846,924	15,290	(3,962,164)	(10,898,325)
Income taxes	-	-	-	-
Net Income (Loss)	$846,924	$15,290	$(3,962,164)	$(10,898,325)
Preferred stock dividends	-	-	-	-
Net Income (Loss) Allocable to Common Stockholders	$846,924	$15,290	$(3,962,164)	$(10,898,325)

Basic and diluted net income (loss) per common shareholders:
Basic and diluted net income (loss) per common shareholders	$0.02	$0.00	$(0.10)	$(0.29)

Weighted average shares outstanding, basic and diluted	44,879,982	38,477,359	41,328,699	38,048,446

Net Income (Loss)	$846,924	$15,290	$(3,962,164)	$(10,898,325)
Foreign currency translation adjustment	(65,408)	(25,466)	(99,523)	(52,407)
Comprehensive Income (Loss)	$781,516	$(10,176)	$(4,061,687)	$(10,950,732)

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA

THREE MONTHS AND YEARS ENDED DECEMBER 31, 2014 AND 2013

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

Net Income (Loss) Allocable to Common Stockholders	$846,924	$15,290	$(3,962,164)	$(10,898,325)

Interest expense	183,754	269,902	1,052,620	848,247
Depreciation and amortization	922,852	1,106,621	4,223,506	4,387,464
Stock-based compensation expense	787,738	996,477	3,810,209	3,758,043
Change in warrant liability	(144,037)	-	(226,508)	-
Acquisition and restructuring costs	-	-	120,202	2,540,896
Loss on debt restructure	-	-	-	1,174,269
Adjusted EBITDA	$2,597,231	$2,388,290	$5,017,865	$1,810,594

GAAP basic and diluted net income (loss) per common shareholders	$0.02	$0.00	$(0.10)	$(0.29)
Basic adjusted EBITDA per common shareholders	$0.06	$0.06	$0.12	$0.05
Diluted adjusted EBITDA per common shareholders	$0.05	$0.06	$0.11	$0.04

Weighted average number of shares outstanding, Basic	44,879,982	38,477,359	41,328,699	38,048,446
Weighted average number of shares outstanding, Diluted	48,181,596	40,694,677	45,563,736	40,375,214

# # #